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Synthesis Energy Systems, Inc.

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Explanatory Note
This filing consists of a press release released by Synthesis Energy Systems, Inc. (the “Company”) on August 17, 2011 to announce the successful completion of a commercial demonstration test at its plant in Shandong Province, China on behalf of Yankuang Yishan Chemical Industry Company.
Additional Information
In connection with the proposed transaction, the Company has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and to mail the definitive proxy statement to the Company’s stockholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statements to be filed, by the Company with the SEC.
You may obtain the preliminary proxy statement, and when available the definitive proxy statement, for free by visiting EDGAR on the SEC web site at www.sec.gov. Stockholders and investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.
Synthesis Energy Systems Announces Successful Test of High Ash Chinese Coal for
Use in China’s Ammonia Industry
HOUSTON, Texas, August 17, 2011 — Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global energy and gasification technology company, announced today the successful completion of a 5-day long commercial demonstration test at SES’ Zaozhuang joint venture plant in Shandong Province, China where it gasified low quality high ash coal on behalf of Yankuang Yishan Chemical Industry Company (“YYCC”). The demonstration test was completed successfully and included operations at full load and part load and the syngas produced during the test met all production performance specifications, including high carbon conversion efficiency.
YYCC supplied the coal to SES for this test as part of its ongoing efforts to find a retrofit solution for a large coal to ammonia fertilizer plant in Shandong Province. YYCC’s Shandong fertilizer plant, like many others in China, currently uses an older generation gasification technology which requires very expensive high quality coals. Based on SES’ successful coal test, YYCC and SES plan to move into commercial discussions regarding retrofitting YYCC’s ammonia fertilizer plant with U-GAS® technology. The SES
U-GAS® technology can enable these plants to lower the cost of ammonia production through the use of much less expensive lower quality coals.
Robert Rigdon, President and CEO of SES, said, “We are very pleased with the successful completion of this test. The coal tested by YYCC is similar to many of the low quality coals we routinely gasify at our Zaozhuang plant and now YYCC has added confidence after watching their coal being efficiently gasified as well.” Rigdon added, “China produces most of its ammonia for the fertilizer industry utilizing coal gasification processes and most of these facilities are limited by older gasification processes that require using expensive, high quality coals. We believe that retrofitting these plants with SES’ U-GAS® technology can significantly lower the cost of production by allowing the use of inexpensive and abundant low quality coal. We look forward to advancing our discussions with YYCC for retrofitting their ammonia facility in Shandong.”

“In gasifying the high ash coal provided by YYCC, SES’ U-GAS® technology has demonstrated an excellent adaptability to low quality coal, and we are satisfied with the results,” stated Mr. Zu Yu, Deputy Chief Engineer of YYCC. Mr. Zu added, “YYCC is following China’s national guidance and requirement to transform and restructure its manufacturing methodologies, and as such YYCC is in search of a solution to alter the raw materials structure of ammonia and to utilize the local sub-bituminous coal for gasification into syngas in order to lower the production cost and to increase the carbon conversion rate. With this successful coal test, we more firmly believe that SES’ U-GAS® technology is ideally suited to meet our specifications and requirements on production cost, energy consumption, environmental, etc. As a result, we are moving forward with our commercial discussions with SES.”
About Synthesis Energy Systems, Inc.
SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which
SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
About Yankuang Yishan Chemical Industry Company
Yankuang Yishan Chemical Industry Company (“YYCC”), formed in 1978 and located in Zoucheng City, Shandong Province, is a leading producer of urea, ammonia and methanol, and sells ammonium carbonate and other fertilizers. YYCC is a subsidiary of the Yancon Group. YYCC’s total assets exceed RMB 1 billion and the company has a Triple A credit rating from its bank. YYCC’s long-term central strategic mission is the development of coal chemical base, with developing fine chemicals as the core route to realize the transformation from a fertilizer producer to a chemical producer.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and the ability of SES to grow its business as a result of the ZJX and Zuari transactions as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Important Notice
In connection with the proposed transaction, SES has filed a preliminary proxy statement, and intends to files a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed, by SES with the SEC.
When available, you may obtain the preliminary and definitive proxy statements for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.
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Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com

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